Mortgage Capital Funding, Inc.
                           $770,469,899 (Approximate)
                             Multifamily/Commercial
               Mortgage Pass-Through Certificates, Series 1997-MC2
      Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E


                             Underwriting Agreement

                                              as of November 20, 1997



NationsBanc Montgomery Securities, Inc.
NationsBank Corporate Center, 11th Floor
100 North Tryon Street
Mail Code: NC1-007-11-07
Charlotte, North Carolina 28255

Citibank, N.A.
399 Park Avenue
New York, New York 10043

Ladies and Gentlemen:

         Mortgage Capital Funding, Inc., a Delaware corporation ("MCFI"), proposes to sell to NationsBanc Montgomery Securities, Inc. ("NationsBanc") and Citibank, N.A. ("Citibank"; NationsBanc and Citibank, in such capacity, each an "Underwriter" and, together, the "Underwriters"), pursuant to this Underwriting Agreement (this "Agreement"), the respective classes of Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1997-MC2 which are identified on
Schedule I hereto (collectively, the "Registered Certificates"), each having the initial aggregate stated principal amount (the initial "Class Principal Balance") or, in the case of the Class X Certificates, initial aggregate notional principal amount (the initial "Class Notional Amount") set forth on
Schedule I. The Registered Certificates, together with the Class F, Class G, Class H, Class J, Class K, Class R-I and Class R-II Certificates issued therewith (the "Privately Offered Certificates" and, collectively with the Registered Certificates, the "Certificates"), evidence the entire beneficial ownership interest in the assets of a trust fund to be created by MCFI (such trust, the "Trust"; and such assets collectively, the "Trust Fund"). The Trust Fund consists primarily of a pool (the "Mortgage Pool") of commercial and multifamily mortgage loans (the "Mortgage Loans") that will have, as of the close of business on November 1, 1997 (the "Cut-off Date"), after taking into account all payments of principal due on the Mortgage Loans on or before such date, whether or not received, an aggregate principal balance of $870,577,289 (subject to a variance of plus or minus 5.0%). The Mortgage Loans (or the right to have such transferred to the Trust) will be acquired by MCFI from Citicorp Real Estate, Inc. ("CREI"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "CREI/MCFI Mortgage Loan Purchase Agreement"), between MCFI and CREI. Certain of the Mortgage Loans will be acquired by CREI from NationsBanc Mortgage Capital Corporation ("NMCC"; and such Mortgage Loans, the " Direct NMCC Mortgage Loans"), pursuant to a mortgage loan purchase agreement dated as of the date hereof (the "NMCC/CREI Mortgage Loan Purchase Agreement"), between CREI and NMCC. Additionally, certain of the Mortgage Loans will be acquired by CREI from Midland Commercial Financing Corp. ("Midland Commercial"; and such Mortgage Loans, the "Midland/NMCC Mortgage Loans"; and, collectively with the Direct NMCC Mortgage Loans, the "NMCC Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "Midland/CREI Mortgage Loan Purchase Agreement"), between Midland Commercial and CREI. The Midland/NMCC Mortgage Loans were acquired by Midland Commercial from NMCC, pursuant to a mortgage loan purchase agreement, dated as of the date hereof, between Midland Commercial and NMCC. The Mortgage Loans other than the NMCC Mortgage Loans are collectively referred to herein as the "CREI Mortgage Loans". Certain of the CREI Mortgage Loans will be acquired by CREI from PNC Bank, National Association ("PNC Bank"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof, between CREI and PNC Bank. Two separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Trust is to be created and the Certificates are to be issued under a pooling and servicing agreement, dated as of November 1, 1997, (the "Pooling and Servicing Agreement"), among MCFI as sponsor, CREI as mortgage loan seller (in such capacity, the "Mortgage Loan Seller"), NMCC as an additional warranting party, Midland Loan Services, L.P. as master servicer (the "Master Servicer"), CRIIMI MAE Services Limited Partnership as special servicer (the "Special Servicer"), LaSalle National Bank as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator"), and ABN AMRO Bank N. V. as fiscal agent (the "Fiscal Agent").

         1. Representations, Warranties and Covenants. MCFI represents and warrants to, and covenants with, each of the Underwriters that:

         (a) A registration statement (File No. 333-24489) on Form S-3 has been filed with the Securities and Exchange Commission (the "Commission"), and became effective under the Securities Act of 1933, as amended (the "Securities Act"); such registration statement includes a prospectus which, as supplemented, shall be, and may include a preliminary prospectus supplement which, as completed, is proposed to be, used in connection with the sale of the Registered Certificates. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement"; such prospectus (which shall be in the form in which it has most recently been filed, as the same is proposed to be added to or changed), as first supplemented by a prospectus supplement relating to the Registered Certificates, filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Securities Act and used in connection with the sale of the Registered Certificates, is hereinafter referred to as the "Prospectus"; and such prospectus supplement is hereinafter referred to as the "Prospectus Supplement". Any preliminary form of Prospectus which has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Prospectus". Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), deemed to be incorporated by reference therein after the date hereof. MCFI will file with the Commission (i) within fifteen
(15) days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing Agreement and other material contracts) and (ii) in the time period specified in Section 5(e) hereof, a Current Report on Form 8-K (for purposes of filing certain Computational Materials and ABS Term Sheets as described in Section 5(e) hereof).

         (b) The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus Supplement, and any revisions or amendments thereof or supplements thereto filed prior to the termination of the offering of the Registered Certificates, as of their respective effective or issue dates, conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to the use of such documents as of such respective dates, and the Registration Statement and the Prospectus, as revised, amended or supplemented as of the Closing Date (as defined in Section 3), will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to the use of such documents as of the Closing Date; and no such document, as of such respective dates and, in the case of the Prospectus and any revisions or amendments thereof or supplements thereto filed prior to the Closing Date, as of the Closing Date, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that MCFI does not make any representations, warranties or agreements (i) to Citibank as to (A) the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing by or on behalf of Citibank or CREI specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto or (B) any information in any Computational Materials and ABS Term Sheets (each as defined in Section 9) provided by or on behalf of Citibank specifically for use in the preparation thereof in connection with the sale of the Registered Certificates or (ii) to NationsBanc as to (A) the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing by or on behalf of NationsBanc, NMCC or Midland Commercial specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto or (B) any information in any Computational Materials and ABS Term Sheets provided by or on behalf of NationsBanc specifically for use in the preparation thereof in connection with the sale of the Registered Certificates. There are no contracts or other documents relating to MCFI of a character required to be described in or to be filed as exhibits to the Registration Statement, as of the date of the Prospectus Supplement, which were not described or filed as required.

         (c) As of the Closing Date, the Registered Certificates will be duly authorized by MCFI, and, when the Registered Certificates have been duly executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement and have been delivered to and paid for by the Underwriters pursuant to this Agreement, the Registered Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

         (d) KPMG Peat Marwick is an independent public accountant with respect to MCFI as required by the Securities Act and the rules and regulations thereunder.

         (e) As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by MCFI and, assuming the valid authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of MCFI enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

         (f) This Agreement has been duly authorized, executed and delivered by MCFI and, assuming the valid authorization, execution and delivery hereof by each of the Underwriters, constitutes a valid and binding obligation of MCFI enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights, by general principles of equity and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

         (g) MCFI has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

         (h) MCFI is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (i) MCFI is not, and the issuance and sale of the Registered Certificates in the manner contemplated by the Prospectus will not cause MCFI to be, subject to registration or regulation as an investment company or affiliate of an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (j) The transfer of the Mortgage Loans to the Trust and the sale of the Certificates to the Underwriters, at the Closing Date, will be treated by MCFI for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, MCFI agrees to sell to each of Citibank and NationsBanc, and Citibank and NationsBanc each agrees to purchase from MCFI, the respective portions of the Class Principal Balance or Class Notional Amount, as the case may be, of each class of Registered Certificates set forth on Schedule I hereto, at the purchase price for each such class as set forth on such Schedule I.

         3. Delivery and Payment. Delivery of and payment for the Registered Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto, which date and time may be changed by agreement among the Underwriters and MCFI (such date and time of delivery of and payment for the Registered Certificates being hereinafter referred to as the "Closing Date"). Delivery of each Underwriter's allotment of the Registered Certificates shall be made to the related Underwriter against payment by such Underwriter of the purchase price therefor to or upon the order of MCFI in same-day funds by federal funds wire (or by such other method as such Underwriter and MCFI may agree). Unless delivery is made through the facilities of The Depository Trust Company, the Registered Certificates of each class thereof shall be registered in such names and in such authorized denominations as the related Underwriter may have requested not less than three (3) full business days prior to the Closing Date.

         MCFI agrees to have the Registered Certificates available for inspection, checking and packaging in New York, New York, at any time before 3:00 p.m. New York City time on the business day prior to the Closing Date.

         4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Registered Certificates for sale as set forth in the Prospectus, and each Underwriter covenants and agrees that all offers and sales by such Underwriter shall be made in compliance with the terms of the No-Action Letters (as defined in Section 9 below). It is further understood that MCFI, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not filed and will not file an offering statement pursuant to Section 352-c of the General Business Law of the State of New York with respect to the Registered Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with MCFI that sales of the Registered Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

         5. Agreements. MCFI agrees with each of the Underwriters that:

         (a) MCFI will not file any amendment to the Registration Statement prior to the Closing Date, and will not file any supplement to the Prospectus relating to or affecting the Registered Certificates at any time, except as contemplated by Section 5(e) or unless MCFI has furnished a copy to each Underwriter for its review prior to filing, and will not file any such proposed amendment or supplement to which either Underwriter reasonably objects. Subject to the foregoing sentence, MCFI will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Securities Act and will promptly advise each Underwriter when the Prospectus has been so filed, or transmitted for filing, and, prior to the termination of the offering of the Registered

Certificates, will also promptly advise each Underwriter (i) when any amendment to the Registration Statement relating to the Registered Certificates has become effective or any revision of or supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by MCFI of any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. MCFI will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the Securities Act, (i) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Securities Act or the rules and regulations of the Commission thereunder, MCFI promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, a revision, amendment or supplement which will correct such statement or omission or effect such compliance.

         (c) MCFI will furnish to each Underwriter and counsel for such Underwriter, without charge, signed (if available) copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Registered Certificates is required under the Securities Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

         (d) MCFI will use its best efforts to arrange for the qualification of the Registered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate, to maintain such qualifications in effect so long as required for the distribution of the Registered Certificates and to arrange for the determination of the legality of the Registered Certificates for purchase by institutional investors; provided, however, that MCFI shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         (e) MCFI will cause or, if appropriate, has caused any Computational Materials and ABS Term Sheets (each as defined in Section 9) with respect to the Registered Certificates, which are or have been delivered by the Underwriters to MCFI pursuant to or as contemplated by Section 9, to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") pursuant to Rule 13a-11 under the Exchange Act not later than, in each such case, the business day immediately following the later of (i) the day on which such Computational Materials or ABS Term Sheets are delivered to counsel for MCFI by the Underwriters (it being understood that any such material that is delivered after 10:30 a.m., New York City time, on a business day shall be deemed to have been delivered on the next business day) and (ii) the date hereof; and, if such filing is subsequent to the date hereof, MCFI will promptly advise the Underwriters when each such Current Report has been so filed. Each such Current Report shall be incorporated by reference in the Prospectus and the Registration Statement. Notwithstanding the two preceding sentences, MCFI shall have no obligation to file materials provided by the Underwriters pursuant to or as contemplated by Section 9 which, in the reasonable determination of MCFI after making reasonable efforts to consult with the Underwriters, are not required to be filed pursuant to the No-Action Letters (as defined in Section 9 below), or which contain erroneous information or contain any untrue statement of a material fact, or which, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that MCFI shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials or ABS Term Sheets provided by the Underwriters to MCFI pursuant to or as contemplated by Section 9 hereof.

         (f) MCFI will make generally available to Registered Certificateholders as soon as practicable, but in any event not later than eighteen months after the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, an earnings statement (which need not be audited) with respect to the Mortgage Pool complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of MCFI, Rule 158 of the Securities Act) which may be the annual report filed with the Commission and delivered to Registered Certificateholders pursuant to the Pooling and Servicing Agreement.

         6. Conditions to the Obligations of each Underwriter and MCFI. The obligation of each Underwriter to purchase, and the obligation of MCFI to sell to such Underwriter, its allotment of the Registered Certificates shall be subject to the accuracy of the representations and warranties on the part of MCFI and such Underwriter contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of MCFI and such Underwriter made in any officer's certificate delivered pursuant to the provisions hereof, to the performance by MCFI and such Underwriter of their respective obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened.

         (b) MCFI shall have furnished to such Underwriter:

                  (i)      An executed copy of the Pooling and Servicing
         Agreement;

                  (ii) An opinion of Stephen E. Dietz, Esq., counsel to MCFI, dated the Closing Date, substantially to the effect that:

                           (A) MCFI is validly existing as a corporation in good
                  standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and assets and conduct its business as described in the Prospectus;

                           (B) The Registered Certificates have been duly
                  authorized by MCFI and, when the Registered Certificates have been duly executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement and have been delivered to and paid for by the Underwriters pursuant to this Agreement, the Registered Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                           (C) The Pooling and Servicing Agreement has been duly
                  authorized, executed and delivered by MCFI and, upon the due authorization, execution and delivery by the other parties thereto, will constitute a valid, legal and binding agreement of MCFI, enforceable against MCFI in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

                           (D) The Pooling and Servicing Agreement is not
                  required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended;

                           (E) The Registration Statement has become effective
                  under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened under the Securities Act;

                           (F) The Registration Statement, at the time the
                  Registration Statement became effective, and the Prospectus, as of the date of the Prospectus Supplement, and each revision or amendment thereof or supplement thereto relating to the Registered Certificates, as of its effective or issue date (except in each case for accounting, financial and statistical statements included therein or omitted therefrom, as to which such counsel has not been requested to comment), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates; and the Prospectus, as revised, amended or supplemented as of the date hereof (except for accounting, financial and statistical statements included therein or omitted therefrom, as to which such counsel has not been requested to comment), conforms in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to use of the Prospectus (as so revised, amended or supplemented) as of the date hereof;

                           (G) The descriptions in the Prospectus, as of the
                  date hereof, of the Registered Certificates and the Pooling and Servicing Agreement are, to the extent that such descriptions constitute statements of matters of law or legal conclusions with respect thereto, accurate in all material respects;

                           (H) Such counsel does not know of any contracts or
                  other documents relating to MCFI of a character required to be described in or to be filed as exhibits to the Registration Statement, as of the date of the Prospectus Supplement, which were not described or filed as required; and

                           (I) This Agreement has been duly authorized, executed
                  and delivered by MCFI.

                  In giving his opinion, counsel to MCFI, Stephen E. Dietz, Esq., shall additionally state that, based on his review (or review by attorneys under his supervision) of the statements contained in the Registration Statement or the Prospectus mentioned in paragraph (F) above and conferences and telephone conversations with representatives of CREI, NMCC, PNC Bank, the Underwriters, MCFI, the Trustee, the REMIC Administrator, the Fiscal Agent, the Master Servicer, the Special Servicer and their respective counsel, and without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans or made any inquiry of any originator of any Mortgage Loan not referenced above, nothing has come to such counsel's attention that would lead him to believe that the Prospectus (except for: any accounting, financial or statistical information included therein; information relating to the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and the Fiscal Agent contained in or omitted from the Prospectus; and information with respect to the NMCC Mortgage Loans contained in or omitted from the Prospectus, all as to which such counsel has not been requested to comment), at the date of the Prospectus Supplement or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may rely on the opinion of Sidley & Austin referred to in
         Section 6(b)(iii) below that relates to the sections of the Prospectus Supplement under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations" and of the accompanying prospectus under the headings "Material Federal Income Tax Consequences" and "ERISA Considerations". Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than MCFI and CREI. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal law of the United States.

                  (iii) One or more opinions, dated the Closing Date, of Sidley & Austin, special counsel to MCFI, substantially to the effect that:

                           (A) The statements in the Prospectus under the
                  headings "ERISA Considerations", "Material Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences", to the extent that they describe certain matters of New York or federal law or legal conclusions with respect thereto, provide a fair and accurate summary of such matters and conclusions; and

                           (B) As described in the Prospectus Supplement and
                  assuming compliance with the provisions of the Pooling and Servicing Agreement, (1) REMIC I will qualify as a REMIC within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986, and the REMIC I Regular Interests will be "regular interests" and the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I (as both terms are defined in the REMIC Provisions in effect on the Closing Date), and (2) REMIC II will qualify as a REMIC within the meaning of the REMIC Provisions, and the Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will evidence "regular interests" and the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II.

                  In giving its opinions, special counsel to MCFI, Sidley & Austin, shall additionally state that, based on conferences and telephone conversations with representatives of CREI, NMCC, PNC Bank, the Underwriters, MCFI, the Trustee, the Fiscal Agent, the REMIC Administrator, the Master Servicer, the Special Servicer and their respective counsel, and (with limited exception) without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans or made any inquiry of any originator of any Mortgage Loan not referenced above, nothing has come to such special counsel's attention that would lead it to believe that the Prospectus (other than: any accounting, financial or statistical information included therein; information relating to the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and the Fiscal Agent contained in or omitted from the Prospectus; and information with respect to the NMCC Mortgage Loans contained in or omitted from the Prospectus, all as to which such counsel has not been requested to comment), at the date of the Prospectus Supplement or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States.

                  (iv) Such Underwriter shall have received copies of all legal opinion letters delivered by Sidley & Austin to the Rating Agencies in connection with the issuance of the Registered Certificates, accompanied in each case by a letter signed by Sidley & Austin stating that such Underwriter may rely on such opinion letter as if it were addressed to such Underwriter as of the date thereof;

                  (v) A good standing certificate regarding MCFI from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

                  (vi) A certificate of MCFI, dated the Closing Date and signed by an executive officer or authorized signatory of MCFI, to the effect that the representations and warranties of MCFI herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and MCFI has complied in all material respects with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                  (vii) An officer's certificate, dated the Closing Date and signed by the Secretary or an assistant secretary of MCFI, to the effect that each individual who, as an officer or representative of MCFI, signed this Agreement, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of MCFI) of the certificate of incorporation and by-laws of MCFI, as in effect on the Closing Date, and of the resolutions of MCFI and any required shareholder consent relating to the transactions contemplated in this Agreement and the Pooling and Servicing Agreement.

         (c) The Underwriters shall have received, with respect to each of the Mortgage Loan Seller, NMCC, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the REMIC Administrator, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to the same limitations as set forth in Section 6(b)(ii)(C), the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware (if relevant), the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

         (d) MCFI and the Underwriters shall have received from KPMG Peat Marwick, certified public accountants, various comfort letters, dated, as applicable, the date of the preliminary Prospectus Supplement, the date of the Prospectus Supplement or other date acceptable to MCFI and the Underwriters, in form and substance reasonably satisfactory to MCFI and the Underwriters, stating in effect that:

                  (i) They have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the caption "Description of the Mortgage Pool" and on Annex A thereto agrees with the data sheet or computer tape prepared by the Mortgage Loan Seller and NMCC, unless otherwise noted in such letter(s); and

                  (ii) They have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

         (e) MCFI and the Underwriters shall have received from KPMG Peat Marwick, certified public accountants, a letter dated November ___, 1997, in form and substance reasonably satisfactory to MCFI and the Underwriters, to the effect that they have performed certain specified procedures, all of which have been agreed to by MCFI and the Underwriters, as a result of which they confirmed the information of an accounting, financial or statistical nature included in the Prospectus Supplement under the caption "Yield and Maturity Considerations".

         (f) Such Underwriter shall have delivered to MCFI and to the other Underwriter an officer's certificate (i) stating that attached thereto are all of the information, tables, charts and other items that constitute "Computational Materials" or "ABS Term Sheets" prepared by such Underwriter which are required to be filed with the Commission pursuant to the terms of the No-Action Letters and stating that such Underwriter has otherwise complied with the terms of the No-Action Letters and (ii) representing that (A) other than the items described in clause (i), no term sheets, collateral information or other data in written form that would be required to be filed with the Commission pursuant to the No-Action Letters were furnished by such Underwriter to actual or potential investors for the Registered Certificates prior to the Closing Date and (B) to the best knowledge of such officer, the items described in clause (i) do not include any untrue or misleading statement of a material fact nor, when taken together with the Prospectus, and in the light of the circumstances in which the statements in such items were made, omit to state any material fact required to be stated in such items or necessary to make the statements contained in such items not misleading.

         (g) KPMG Peat Marwick shall have furnished to MCFI and such Underwriter a letter or letters, each in form and substance satisfactory to MCFI, relating to the Computational Materials and ABS Terms Sheets of such Underwriter filed in accordance with Section 5(e) and dated the date of the related Current Report on Form 8-K and stating in effect that:

                  (i) using the assumptions and methodology used by such Underwriter, all of which shall be described by reference in the letter, they have recalculated the numerical data and dates set forth in such Computational Materials and ABS Term Sheets of such Underwriter (or portions thereof) attached to such letter, compared the results of their calculations to the corresponding items in such Computational Materials and ABS Term Sheets (or portions thereof) and found such items to be in agreement with the respective results of such calculation;

                  (ii) if such Computational Materials and ABS Term Sheets include data reflecting the distribution of interest at other than a fixed rate, or reflecting other characteristics which give rise to the use of tables in such Computational Materials and ABS Term Sheets, such letter shall also set forth such other statements as are customarily set forth by KPMG Peat Marwick in such letter with respect to such data; and

                  (iii) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in such Computational Materials and ABS Term Sheets agrees with the data sheet or computer tape prepared by the Mortgage Loan Seller or NMCC, unless otherwise indicated in such letter.

         (h) MCFI and the Underwriters shall have received an opinion of counsel, dated the Closing Date, from Cadwalader, Wickersham & Taft, stating that, based on conferences and telephone conversations with representatives of CREI, NMCC, PNC Bank, the Underwriters, MCFI, the Trustee, the REMIC Administrator, the Fiscal Agent, the Master Servicer, the Special Servicer and their respective counsel, and (with limited exception) without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans or made any inquiry of any originator of any Mortgage Loan not referenced above, nothing has come to such counsel's attention that would lead him to believe that the Prospectus (except for: any accounting, financial or statistical information included therein; information relating to the Master Servicer, the Special Servicer, the REMIC Administrator, the Fiscal Agent and the Trustee contained in or omitted from the Prospectus; and information with respect to the CREI Mortgage Loans contained in or omitted from the Prospectus, all as to which such counsel has not been requested to comment), at the date of the Prospectus Supplement or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (i) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of MCFI which such Underwriter concludes, in the judgment of such Underwriter after consultation with MCFI, materially impairs the investment quality of the Registered Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Registered Certificates as contemplated by the Prospectus.

         (j) The Registered Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been rescinded.

         7. Indemnification and Contribution. (a) MCFI agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, or in any revision or amendment thereof or supplement thereto, or in any other filing incorporated by reference therein, or arise out of or are based upon the omission or alleged omission (in the case of any Computational Materials or ABS Term Sheets in respect of which MCFI agrees to indemnify any Underwriter, as set forth below, when such are read in conjunction with the Prospectus) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided that MCFI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to MCFI by or on behalf of such Underwriter specifically for use in connection with the preparation thereof, (ii) any such untrue statement or alleged untrue statement or omission or alleged omission that is, in accordance with the terms thereof, covered by the indemnification provided by NMCC pursuant to the NMCC/CREI Mortgage Loan Purchase Agreement or the NMCC/Midland Mortgage Loan Purchase Agreement or covered by the indemnification provided by CREI pursuant to the CREI/MCFI Mortgage Loan Purchase Agreement,
(iii) any such untrue statement or alleged untrue statement made in Computational Materials or ABS Term Sheets of either Underwriter incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(e) (except to the extent any such untrue statement or alleged untrue statement therein results (or is alleged to have resulted) directly from an error (a "Collateral Error") in the information concerning the Mortgage Loans furnished by MCFI to any Underwriter in writing or by electronic transmission that was used in the preparation of such Computational Materials or ABS Term Sheets), (iv) any omission or alleged omission to state in Computational Materials or ABS Term Sheets of either Underwriter incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(e), a material fact that, when read in conjunction with the Prospectus, is required to be stated therein or necessary to make the statements therein not misleading, or (v) any breach, inaccuracy or untruth of any of the statements, representations, warranties and/or covenants made by such Underwriter and set forth in Section 6(f) and/or Section 9(b); and provided further that such indemnity with respect to any Collateral Error shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials or ABS Term Sheets that were prepared on the basis of such Collateral Error, if, prior to the time of confirmation of the sale of Registered Certificates to such person, MCFI notified such Underwriter in writing of the Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any such case, a "Corrected Collateral Error"), including, without limitation, as part of the Prospectus, and such Underwriter failed to notify such person thereof or to deliver to such person corrected Computational Materials and/or ABS Term Sheets, as applicable, or the Prospectus correcting such Collateral Error, if applicable. This indemnity agreement will be in addition to any liability which MCFI may otherwise have.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless MCFI and each of its directors, each of its officers who signed the Registration Statement or any amendments thereof, and each person who controls MCFI within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnities from MCFI to the Underwriters, but only with reference to (i) written information furnished to MCFI by or on behalf of such Underwriter, specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, (ii) any untrue statement or alleged untrue statement or omission or alleged omission made in Computational Materials or ABS Term Sheets of such Underwriter incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(e) (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Collateral Error, other than a Corrected Collateral Error) and (iii) any breach, inaccuracy or untruth of any of the statements, representations, warranties and/or covenants set forth in Section 6(f) and/or Section 9(b). This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. MCFI acknowledges that with respect to Citibank and NationsBanc, the statements set forth in the first, third and fourth sentences of the final paragraph of the cover page of the Prospectus Supplement and in the first sentence of the second paragraph and the first two sentences of the third paragraph under the heading "Method of Distribution" in the Prospectus Supplement, constitute the only information furnished in writing by or on behalf of Citibank or NationsBanc, as the case may be, for inclusion in the Prospectus or any revision or amendment thereof or supplement thereto, and each Underwriter confirms that such statements attributable thereto are correct.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7; provided, however, that any increase in such liability as a result of such failure to notify shall not be an expense of the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the indemnified party or parties, representing the indemnified party or parties who are parties to such action),
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time period after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, MCFI and the related Underwriter shall each contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which MCFI and such Underwriter may be subject in such proportion so that such Underwriter is responsible for 0.5% thereof and MCFI is responsible for the balance; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls MCFI within the meaning of either the Securities Act or the Exchange Act, each officer of MCFI who shall have signed the Registration Statement or any amendments thereof and each director of MCFI shall have the same rights to contribution as MCFI. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph
(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         (e) The Underwriters further agree as follows:

                  (i) Citibank will indemnify and hold harmless NationsBanc against any losses, claims, damages or liabilities to which NationsBanc may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statements or misstatements in Computational Materials or ABS Term Sheets prepared by Citibank and will reimburse NationsBanc for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (ii) NationsBanc will indemnify and hold harmless Citibank against any losses, claims, damages or liabilities to which Citibank may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statements or misstatements in Computational Materials or ABS Term Sheets prepared by NationsBanc and will reimburse Citibank for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (iii) Promptly after receipt by an indemnified party under clause (i) or clause (ii) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such clause; provided, however, that any increase in such liability as a result of such failure to notify shall not be an expense of the indemnifying party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under clause (i) or clause (ii) above for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (iv) If the indemnification provided in clause (i) or clause
         (ii) above, as the case may be, is unavailable to or insufficient to hold harmless an indemnified party under such clause in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect both the relative benefits received by Citibank on the one hand and NationsBanc on the other, in each case as Underwriter, from the offering of the Registered Certificates, and the relative fault of Citibank on the one hand and NationsBanc on the other in connection with the statements which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Citibank on the one hand and NationsBanc on the other shall be deemed to be in the same proportion to the amount of Registered Certificates underwritten by each such party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by Citibank on the one hand or NationsBanc on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this clause (iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this clause (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this clause (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause (iv), neither Citibank nor NationsBanc shall be required to contribute any amount in excess of the amount by which the total price at which the Registered Certificates underwritten by it and distributed to the public, were sold, exceeds the amount of any damages which such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (v) The obligations of Citibank under clauses (i), (iii) and
         (iv) above shall be in addition to any liability which Citibank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls NationsBanc within the meaning of the Securities Act or the Exchange Act and to each director and officer of NationsBanc, and the obligations of NationsBanc under clauses (ii),
         (iii) and (iv) above shall be in addition to any liability which NationsBanc may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Citibank within the meaning of the Securities Act or the Exchange Act and to each officer and director of Citibank.

         8. Fees and Expenses. All costs and expenses in connection with the transactions herein contemplated shall be allocated and borne as provided in that certain Agreement Among Underwriters, dated November 6, 1997 (the "Agreement Among Underwriters"), between the Underwriters.

         9. Computational Materials and ABS Term Sheets. (a) Not later than 10:30 a.m., New York City time, on the date hereof, the Underwriters shall deliver to MCFI five (5) complete copies of all materials provided by the Underwriters to prospective investors in the Registered Certificates which constitute either (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") or (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter", and together with the Kidder Letters, the "No-Action Letters"), if the filing of such materials with the Commission is a condition of the relief granted in such letters and, in the case of any such materials that constitute "Collateral Term Sheets" within the meaning of the PSA Letter, such Collateral Term Sheets have not previously been delivered to MCFI as contemplated by Section 9(b)(i) below. Each delivery of Computational Materials and/or ABS Term Sheets to MCFI pursuant to this paragraph (a) shall be effected by delivering four (4) copies of such materials to counsel for MCFI on behalf of MCFI at the address specified in
Section 16 hereof and one copy of such materials to MCFI.

         (b) Each Underwriter represents and warrants to and agrees with MCFI, as of the date hereof and as of the Closing Date, as applicable, that:

                  (i) if such Underwriter has provided any Collateral Term Sheets to potential investors in the Registered Certificates prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA Letter, then in each such case such Underwriter delivered four (4) copies of such materials to counsel for MCFI on behalf of MCFI at the address specified in
         Section 16 hereof and one copy of such materials to MCFI no later than 10:30 a.m., New York City time, on the first business day following the date on which such materials were initially provided to a potential investor;

                  (ii) the Computational Materials (either in original, aggregated or consolidated form) and ABS Term Sheets furnished to MCFI pursuant to Section 9(a) or as contemplated in Section 9(b)(i) constitute all of the materials relating to the Registered Certificates furnished by such Underwriter (whether in written, electronic or other format) to prospective investors in the Registered Certificates prior to the date hereof, except for any Preliminary Prospectus and any Computational Materials and ABS Term sheets which are not required to be filed with the Commission in accordance with the No-Action Letters, and all Computational Materials and ABS Term Sheets provided by such Underwriter to potential investors in the Registered Certificates comply with the requirements of the No-Action Letters;

                  (iii) on the respective dates any such Computational Materials and/or ABS Term Sheets with respect to the Registered Certificates referred to in Section 9(b)(ii) were last furnished by such Underwriter to each prospective investor, on the date of delivery thereof to MCFI pursuant to or as contemplated by this Section 9 and on the Closing Date, such Computational Materials and/or ABS Term Sheets did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) at the time any Computational Materials or ABS Term Sheets with respect to the Registered Certificates were furnished to a prospective investor and on the date hereof, the Underwriters possessed, and on the date of delivery of such materials to MCFI pursuant to or as contemplated by this Section 9 and on the Closing Date, the Underwriters will possess, the capability, knowledge, expertise, resources and systems of internal control necessary to ensure that such Computational Materials and/or ABS Term Sheets conform to the representations and warranties of the Underwriters contained in subparagraphs (ii) and (iii) above of this paragraph (b);

                  (v) all Computational Materials and ABS Term Sheets with respect to the Registered Certificates furnished by such Underwriter to potential investors contained and will contain a legend, prominently displayed on the first page thereof, to the effect that MCFI has not prepared, reviewed or participated in the preparation of such Computational Materials or ABS Term Sheets, is not responsible for the accuracy thereof and has not authorized the dissemination thereof;

                  (vi) all Collateral Term Sheets with respect to the Registered Certificates furnished by such Underwriter to potential investors contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

                  (vii) on and after the date hereof, such Underwriter shall not deliver or authorize the delivery of any Computational Materials, ABS Term Sheets or other materials relating to the Registered Certificates (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Prospectus prior to or at the same time as the delivery of such Computational Materials, ABS Term Sheets or other materials.

         Notwithstanding the foregoing, neither Underwriter makes any representation or warranty as to whether any Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error

(except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from MCFI of notice of such Corrected Collateral Error or materials superseding or correcting such Corrected Collateral Error).

         (c) The Underwriters acknowledge and agree that MCFI has not authorized and will not authorize the distribution of any Computational Materials or ABS Term Sheets with respect to the Registered Certificates to any prospective investor, and agree that any such Computational Materials and/or ABS Term Sheets furnished to prospective investors shall include a disclaimer in the form set forth in paragraph (b)(v) above. The Underwriters agree that they will not represent to potential investors that any Computational Materials and/or ABS Term Sheets with respect to the Registered Certificates were prepared or disseminated on behalf of MCFI.

         (d) If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the Securities Act prior to 90 days from the date hereof, it shall be necessary in the opinion of the Underwriters or their counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this Section 9 or the omission to state a material fact required, when considered in conjunction with the Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Securities Act or the rules thereunder, the Underwriters, at their expense, allocated between them in accordance with the NMSI Expense Allocation Percentage and the Citibank Expense Allocation Percentage (as such terms are defined in the Agreement Among Underwriters), promptly will prepare and furnish to MCFI for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the Registered Certificates that received such information being amended or supplemented. Each Underwriter represents and warrants to MCFI, as of the date of delivery of such amendment or supplement to MCFI, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. MCFI shall have no obligation to file such amendment or supplement if MCFI determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that MCFI shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriters to MCFI pursuant to this paragraph (d)) or (ii) such filing is not required under the Securities Act. Notwithstanding the foregoing, neither Underwriter makes any representation or warranty as to whether any such amendment or supplement of Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from MCFI of notice of such Corrected Collateral Error or materials superseding or correcting such Corrected Collateral Error).

         (e) If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the Securities Act prior to 90 days from the date hereof, it shall be necessary in the opinion of MCFI or its counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Securities Act or the rules thereunder, MCFI promptly will notify each Underwriter of the necessity of such amendment or supplement, and the Underwriters, at their expense (such expense to be allocated between them based on the relative fault of the Underwriters) (or, if such amendment or supplement is necessary due to a Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from MCFI of notice of such Corrected Collateral Error or materials superseding or correcting such Corrected Collateral Error), at the expense of
MCFI), shall prepare and furnish to MCFI for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the Registered Certificates that received such information being amended or supplemented. Notwithstanding the foregoing, neither Underwriter makes any representation or warranty as to whether any such amendment or supplement of Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from MCFI of notice of such Corrected Collateral Error or materials superseding or correcting such Corrected Collateral Error).

         (f) The Underwriters (at their own expense) further agree to provide to MCFI any accountants' letters obtained relating to the Computational Materials and/or ABS Term Sheets, which accountants' letters shall be addressed to MCFI or shall state that MCFI may rely thereon; provided that the Underwriters shall have no obligation to procure such letter.

         10. Termination. This Agreement shall be subject to termination by notice given to MCFI, if the sale of the Registered Certificates provided for herein is not consummated because of any failure or refusal on the part of MCFI to comply in all material respects with the terms or to fulfill in all material respects any of the conditions of this Agreement, or if for any reason MCFI shall be unable to perform in all material respects its obligations under this Agreement. This Agreement shall also be subject to termination in the absolute discretion of either of the Underwriters, by notice given to MCFI prior to delivery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of either of the Underwriters after consultation with MCFI, impracticable to market the Registered Certificates.

         11. Default by an Underwriter. If either Underwriter shall fail to purchase and pay for any of the Registered Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter shall be obligated to take up and pay for the Registered Certificates that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal amount or notional amount, as the case may be, of Registered Certificates that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of (a) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates set forth in Schedule I hereto or (b) the Class Notional Amount of the Class X Certificates set forth in Schedule I hereto, as the case may be, the remaining Underwriter shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Registered Certificates, and if such nondefaulting Underwriter does not purchase all of the Registered Certificates, this Agreement will terminate without liability to the nondefaulting Underwriter or MCFI. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date for the Registered Certificates shall be postponed for such period, not exceeding seven (7) days, as the nondefaulting Underwriter shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall (a) relieve any defaulting Underwriter of its liability, if any, to MCFI and to any nondefaulting Underwriter for damages occasioned by its default hereunder or (b) relieve any Underwriter of such Underwriter's obligations under the Agreement Among Underwriters.

         12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of MCFI, the Underwriters and their respective officers, directors, employees and agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of either Underwriter, MCFI or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Registered Certificates. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state.

         15. Miscellaneous. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof (other than the Agreement Among Underwriters). Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         16. Notices. All communications hereunder will be in writing and effective only upon receipt and, if sent to NationsBanc, will be delivered to NationsBanc Montgomery Securities, Inc., NationsBank Corporate Center, 100 North Tryon Street, 11th Floor, Charlotte, North Carolina 28255, Attention: Mr. David
A. Gertner, with a copy to Robert W. Long, Esq., at NationsBank Corporate Center, 100 North Tryon Street, 20th Floor, Charlotte, North Carolina 28255; if sent to Citibank, will be delivered to Citibank, N.A., 399 Park Avenue, 3rd floor, New York, New York 10043, Attention: Mr. Richard L. Jarocki. Jr.; and if sent to MCFI, will be delivered to MCFI, at 399 Park Avenue, New York, New York 10043, Attention: Mr. Richard L. Jarocki, Jr., with a copy to Stephen E. Dietz, Esq. at 425 Park Avenue, New York, New York 10043; or, in each such case, to such other address as may be forwarded by any such party to the other parties hereto in writing.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among MCFI and the Underwriters.

                                         Very truly yours,

                                         MORTGAGE CAPITAL FUNDING, INC.



                                         By:
                                         Name:
                                         Title:




The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES, INC.



By:
Name:
Title:



CITIBANK, N.A.



By:
Name:
Title:

                                   SCHEDULE I

As used in this Agreement, the term "Registration Statement" refers to the registration statement No. 333-24489 filed by MCFI on Form S-3 and declared effective by the Commission.


Title and Description of the Registered Certificates:
Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1997-MC2, Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates.

Underwriting Agreement, dated as of November 20, 1997
Cut-off Date: November 1, 1997


                                            Portion of Class       Portion of Class
                                            Principal Balance      Principal Balance
                                            (or, in the case of    (or, in the case of
               Initial Class Principal      Class X, Class         Class X, Class
               Balance (or, in the case of  Notional Amount) of    Notional Amount) of
Class          Class X, Class               Class to be Purchased  Class to be Purchased   Initial             Purchase
Designation    Notional Amount)(1)          by Citibank(1)         by NationsBanc(1)       Pass-Through Rate   Price(2)   Rating(3)
-----------    ---------------------------  --------------         -----------------       -----------------   --------   ---------
Class A-1      $143,471,137                 $76,550,288            $66,920,849             6.525%              100.500%   Aaa/AAA
Class A-2      $465,932,965                 $248,602,634           $217,330,331            6.664%              100.500 %  Aaa/AAA
Class X        $870,490,231                 $464,457,723           $406,032,508            1.369%              TBD        Aaa/AAA
Class B        $ 52,234,637                 $27,870,250            $24,364,387             6.734%              100.500%   Aa2/AA
Class C        $ 43,528,864                 $23,225,208            $20,303,656             6.881%              100.500%   A2/A
Class D        $ 39,175,978                 $20,902,688            $18,273,290             7.117%              100.500%   Baa2/BBB
Class E        $ 26,117,318                 $13,935,125            $12,182,193             7.214%              99.731%    Baa3/NR


------------------------

(1)      Subject to a variance of plus or minus 5.0%.
(2) Expressed as a percentage of the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant class of Registered Certificates to be purchased. In addition, as to each class of the Registered Certificates, the Underwriters will pay MCFI accrued interest at the initial Pass-Through Rate therefor from the Cut-off Date to but not including the Closing Date.
(3) By each of Moody's Investors Service, Inc. and Fitch Investors Service, L.P. (except with respect to the Class E Certificates, which are rated by Moody's only).


Closing Time, Date and Location: 10:00 a.m. New York City time on November 25, 1997 at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022.

--------------------------------------------------------------------------------

Issuance and delivery of Registered Certificates: Each class of Registered Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such Certificates through the book-entry facilities of The Depository Trust Company in minimum denominations of initial principal balance or notional amount, as the case may be, of $100,000 (or $10,000, in the case of the Class A-1 and Class A-2 Certificates, or $1,000,000, in the case of the Class X Certificates) and integral multiples of $1 in excess thereof.